UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PSQ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-2062844
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

515 W Aspen Street Suite 200C

Bozeman, Montana 59715

(Address of Principal Executive Offices) (Zip Code)

PSQ Holdings, Inc. 2023 Stock Incentive Plan

(Full title of the plans)

Dusty Wunderlich

Chairman and Chief Executive Officer

PSQ Holdings, Inc.

515 W Aspen Street Suite 200C

Bozeman, Montana 59715

(Name and address of agent for service)

(754) 264-8701

Telephone number, including area code, of agent for service

Copies to:

Jeffrey A. Sherman
Griffin D. Foster
Faegre Drinker Biddle & Reath LLP
1144 15th Street, Suite 3400

Denver, Colorado 80202
Telephone: (303) 607-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

INTRODUCTION

Pursuant to General Instruction E of Form S-8, PSQ Holdings, Inc. (the “Registrant” or the “Company”), is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering an additional 2,485,862 shares of the Registrant’s Class A common stock, par value $0.0001 per share (the “Common Stock”), that may be issued pursuant to the Registrant’s 2023 Stock Incentive Plan (as amended, the “Plan”) pursuant to an “evergreen” provision contained therein, as follows: on January 1, 2026, the maximum number of shares available for issuance under the 2023 Plan was increased by 2,485,862 shares to 10,395,205 shares, which increase is equal to 5% of the total number of shares of the Company’s Class A common stock and Class C common stock outstanding on December 31, 2025. These additional shares of Common Stock are securities of the same class as other securities for which a registration statement on Form S-8 has been previously filed with the Securities and Exchange Commission (the “Commission”), which is described below. As disclosed above, these additional shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provision in the Plan, which provides that the total number of shares subject to the Plan will be increased each year on January 1; provided, however, that the Registrant’s Board of Directors may act prior to January 1 of a given calendar year to provide that the increase for such year will be a lesser number of shares of Common Stock.

The Registrant previously registered shares of Common Stock for issuance under the Plan on a Registration Statement on Form S-8 (Registration No. 333-274668) filed with the Commission on September 25, 2023 (the “2023 Registration Statement”). Pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement herby incorporates by reference the contents of the 2023 Registration Statement, except as set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by PSQ Holdings, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (“SEC”) are hereby incorporated by reference into this registration statement (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

●	the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 17, 2026;

●	the Company’s Current Reports on Form 8-K filed with the SEC on January 7, 2026, January 29, 2026, February 17, 2026, and April 7, 2026; and

●	the description of the Company’s Common Stock set forth in the Company’s registration statement on Form 8-A12B/A filed with the SEC on July 20, 2023, and any amendment or report filed with the SEC for the purposes of updating such description.

All documents subsequently filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement (in each case excluding any information furnished and not filed according to applicable rules, such as information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 8. Exhibits.

Exhibit No.	Description of Exhibit

4.1	Restated Certificate of Incorporation of PSQ Holdings, Inc. (previously filed as Exhibit 3.1 of Form 8-K filed by the Registrant with the SEC on July 25, 2023).

4.2	Second Amended and Restated Bylaws of PSQ Holdings, Inc. (previously filed as Exhibit 3.1 of Form 8-K filed by the Registrant with the SEC on April 7, 2026).

4.3	PSQ Holdings, Inc. 2023 Stock Incentive Plan (previously filed as Exhibit 10.3 of Form 8-K filed by the Registrant with the SEC on July 25, 2023).#

4.4	First Amendment to the PSQ Holdings, Inc. 2023 Stock Incentive Plan (incorporated herein by reference to Annex B to our Proxy Statement filed on December 8, 2023).#

4.5	Form of PSQ Holdings, Inc. RSU Award Agreement. (incorporated herein by reference to Exhibit 4.5 of Form S-8 filed by the Registrant with the SEC on September 25, 2023).#

5.1	Opinion of Faegre Drinker Biddle & Reath LLP.*

23.1	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1).*

23.2	Consent of UHY LLP.*

24.1	Power of Attorney (included on the signature page hereto).*

107	Filing Fee Table*

*	Filed herewith
#	Denotes compensatory plan or arrangement

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, April 23, 2026.

PSQ HOLDINGS, INC.

By:	/s/ Dusty Wunderlich
	Name:	Dusty Wunderlich
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dusty Wunderlich and James Rinn, and each of them acting alone, with full power of substitution, such person’s true and lawful attorney-in-fact and agent for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to comply with the Securities Act of 1933 and any rules or regulations or requirements of the SEC in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on April 23, 2026:

Signature	Title

/s/ Dusty Wunderlich	Chief Executive Officer and Chairman of the Board
Dusty Wunderlich	(Principal Executive Officer)

/s/ James Rinn	Chief Financial Officer and Treasurer
James Rinn	(Principal Financial and Accounting Officer)

/s/ Nick Ayers	Director
Nick Ayers

/s/ Blake Masters	Director
Blake Masters

/s/ Davis Pilot III	Director
Davis Pilot III

/s/ Caitlin Long	Director
Caitlin Long

/s/ Willie Langston	Director
Willie Langston

/s/ Donald J. Trump, Jr.	Director
Donald J. Trump, Jr.

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